CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our opinion in the Registration Statement filed in the Pre-Effective Amendment No. 1 to Form N-1A by Beacon Pointe Multi-Alternative Fund of our report dated April 23, 2024 relating to our audit of the Financial Statements of Beacon Pointe Multi-Alternative Fund, as of and for the period ended April 11, 2024, and to the references to our Firm in the Pre-Effective Amendment No. 2 to Form N-1A.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 23, 2024